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                                                                      EXHIBIT 99

                         AGREEMENT FOR PURCHASE AND SALE
                    OF REAL PROPERTY AND ESCROW INSTRUCTIONS

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 13th day of July, 2005, by and between TREIT- City Center West A, LLC, a Nevada limited liability company, as to an undivided 89.125% interest; NNN City Center West A1, LLC, a Nevada limited liability company, as to an undivided 5.50% interest and NNN City Center West A3, LLC, a Nevada limited liability company, as to an undivided 5.35% interest, and NNN City Center West A4, LLC, a Nevada limited liability company, as to an undivided .025% interest (individually and collectively, as the context requires, "Seller"), and Pacifica Real Estate Group, LLC, a California limited liability company ("Buyer"), with reference to the following facts:

      A. Seller owns certain real property located in Clark County, Nevada and more specifically described in Exhibit A attached hereto (the "Land"), commonly known as 7201 West Lake Mead Blvd., Las Vegas, Nevada and such other assets, as the same are herein described.

      B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Land and the associated assets.

NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:

1.    Purchase and Sale.

            1.1. The purchase and sale includes, and at Close of Escrow (hereinafter defined) Seller shall sell, assign, grant and transfer to Buyer, Seller's entire right and interest in and to all of the following (hereinafter sometimes collectively, the "Property"):

               1.1.1. The Land, together with all structures, buildings, improvements, machinery, fixtures, and equipment affixed or attached to the Land and all easements and rights appurtenant to the Land (all of the foregoing being collectively referred to herein as the "Real Property");

               1.1.2. All leases (the "Leases"), including associated amendments, with all persons ("Tenants") leasing the Real Property or any part thereof or hereafter entered into in accordance with the terms hereof prior to Close of Escrow, together with all security deposits, other deposits held in connection with the Leases, Lease guarantees and other similar credit enhancements providing additional security for such Leases;

               1.1.3. All tangible and intangible personal property owned by Seller located on or used in connection with the Real Property, including, specifically,

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                        without limitation, equipment, furniture, tools and
                        supplies, and all related intangibles including Seller's interest, if any, in the name "City Center West
                        Building A" (the "Personal Property");

               1.1.4. All service contracts, agreements, warranties and guaranties relating to the operation of the Property (the "Contracts"); and

               1.1.5. To the extent transferable, all building permits, certificates of occupancy and other certificates, permits, licenses and approvals relating to the Property (the "Permits").

               1.1.6. All of Seller's rights in and to all trade names (including "City Center West") under which Seller has operated the Property (the "Trade Names").

2.    Purchase Price.

      The total Purchase Price of the Property shall be THIRTY MILLION EIGHT HUNDRED THOUSAND DOLLARS ($30,800,000.00) ("Purchase Price") payable as follows:

            2.1.  Deposit/Further Payments/Down Payment.

               2.1.1. Within one (1) business day following the Opening of Escrow (as hereinafter defined), Buyer shall deposit into Escrow the amount of ONE MILLION DOLLARS ($1,000,000.00) (the "Deposit"), in the form of a wire transfer payable to Land America Commonwealth Escrow Services, at 2301 Dupont Drive, Suite 450, Irvine, CA 92612, Attn: Michele Mesh (949) 477-4122 x11 ("Escrow
                        Holder"). The Deposit shall be applicable to the Purchase Price and Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00) of the Deposit (the "Refundable Deposit") shall remain refundable to Buyer for any reason throughout the end of the Inspection Period (as herein defined) and thereafter only under those circumstances specifically identified in this Agreement. The remaining One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) of the Deposit (the "Nonrefundable Deposit") shall be delivered to Seller by Escrow Holder promptly upon receipt and shall be deemed to be fully earned by Seller and nonrefundable to Purchaser as of the due date for deposit of such installment with Escrow Holder as provided above. Escrow Holder shall place the Refundable Deposit into an interest bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and interest thereon shall be credited to Buyer's account.

               2.1.2. On or before Close of Escrow (as defined in Section 6.2.1, below), Buyer shall deposit into Escrow the balance of the Purchase Price, by wire transfer payable to Escrow Holder, less the amount of the "Rent Concession Credit" described in Section 6.8, below.

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3.    Title to Property.

            3.1.  Title Insurance.

               Escrow Holder will obtain a Standard Coverage CLTA owner's policy of title insurance from LandAmerica Lawyers Title, at 12105 Valley View, Suite 104, Las Vegas, NV 89102, Attn: Frank Bader,
               (702) 385-4141 (the "Title Company") with their standard provisions and exceptions (the "Title Policy") in the amount of the Purchase Price. The Title Policy shall insure title to the Property free and clear of encumbrances except for the following permitted exceptions (collectively, the "Permitted Exceptions"):

               3.1.1. Real property taxes and assessments, which are a lien not yet due;

               3.1.2. Covenants, conditions, reservations (including exceptions of oil, gas, minerals, hydrocarbons and/or lease without right of surface entry), restrictions, rights of way, and easements for public utilities, districts, water companies, alleys and streets; and

               3.1.3. The permitted exceptions included in such policy and approved by Buyer.

               Seller covenants and agrees to remove from title on or before Close of Escrow (and the term "Permitted Exceptions" shall not include) any monetary liens relating to borrowed funds or other liens securing indebtedness of an ascertainable amount, in each case created by Seller.

            3.2.  Procedure for Approval of Title.

               During the Inspection Period (hereafter defined) Buyer shall review and approve the Title Documents (hereinafter defined) and the Survey (hereinafter defined). If the Title Documents or Survey reflect or disclose any defect, exception or other matter affecting the Property ("Title Defects") that is unacceptable to Buyer, then prior to the expiration of the Inspection Period, Buyer shall provide Seller with written notice of Buyer's objections. Seller may, at its sole option, elect to cure or remove the objections made by Buyer. Should Seller elect to attempt to cure or remove the objection, it shall be a condition precedent to Buyer's obligation to acquire the Property that Seller cures such title objection prior to the Close of Escrow. Unless Seller provides written notice to Buyer before the expiration of the Inspection Period that Seller intends to cure Buyer's title objections, Seller shall be deemed to have elected not to cure or remove Buyer's title objections, and Buyer shall be entitled, as Buyer's sole and exclusive remedies, either to
               (i) terminate this Agreement by providing written notice of termination to Seller before the end of the Inspection Period, whereupon Buyer shall return all Due Diligence Items (hereinafter defined) to Seller, the Refundable Deposit shall be paid to Buyer, the Nonrefundable Deposit shall be retained by Seller and,

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               thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder, except as otherwise expressly provided herein or (ii) waive the objections and close this transaction as otherwise contemplated herein. If Buyer shall fail to terminate this Agreement during the Inspection Period, all matters shown on the Survey or described in the Title Report, except for monetary liens for indebtedness of Seller and any matters Seller has agreed to cure in writing, shall be deemed to be "Permitted Exceptions" hereunder.

4.    Due Diligence Items.

            4.1. Within one (1) business day following the Opening of Escrow, Seller shall make available to Buyer each of the following items (collectively, the "Due Diligence Items"):

               4.1.1.   The existing survey of the Property, if any (the
                        "Survey");

               4.1.2. A current preliminary title report or title commitment (the "Title Report") for the issuance of policy of title insurance to Buyer from the Escrow Holder, together with good and legible copies of all documents constituting exceptions to the title as reflected in the Title Report (collectively referred to hereinafter as the "Title Documents");

               4.1.3. A list of all contracts, including service contracts, warranties, management, maintenance, leasing commission or other agreements affecting the Property, if any, together with copies of the same shall be available for inspection. Seller agrees not to enter into any additional contracts or agreements prior to closing which cannot be canceled upon thirty (30) days written notice without cost, penalty, or obligation unless such contracts or other agreements are approved in writing by Buyer, which approval shall not be unreasonably withheld or delayed;

               4.1.4. All site plans, leasing plans, as-built plans, drawings, environmental, mechanical, electrical, structural, soils and similar reports and/or audits and plans and specifications relative to the Property in the possession of Seller, if any, shall be made available for inspection at Seller's offices;

               4.1.5. True and correct copies of the real estate and personal property tax statements covering the Property or any part thereof for each of the two (2) years prior to the current year and, if available, for the current year;

               4.1.6. A schedule of all current or pending litigation with respect to the Property or any part, thereof, if any;

               4.1.7. A copy of operating statements for the most recent two calendar years and the current year-to-date through the last full calendar month immediately prior to the Opening of Escrow.

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               4.1.8.   The tenant files, books and records relating to the
                        ownership and operation of the Property shall be available for inspection by Buyer during ordinary business hours at Seller's management office; and

               4.1.9. An inventory of all personal property located on the Property, used in the maintenance of the Property or stored for future use at the Property and an inventory of all furniture and appliances used in the units, if any.

            4.2.  Estoppel Certificates.

               As a condition precedent to Buyer's obligation to acquire the Property, Seller shall obtain and deliver to Buyer estoppel certificates, in accordance with their respective Leases, from tenants representing seventy percent (70%) of the square feet which are leased and occupied by tenants as of the date this Agreement is fully executed (the "Estoppel Threshold"). Estoppel certificates shall be deemed to satisfy this condition precedent unless they disclose material adverse matters. Buyer shall notify Seller within three (3) business days of receipt of a copy of the executed estoppel certificate of its approval or disapproval and the basis of such disapproval, if disapproved. If (i) Seller is unable by the Closing Date to obtain enough estoppel certificates to satisfy the Estoppel Threshold or (ii) Buyer disapproves of an estoppel certificate because of a material, adverse matter disclosed therein and Seller is unable to obtain a reasonably acceptable estoppel certificate prior to the Close of Escrow, then Buyer may elect either (a) to terminate this Agreement, whereupon Buyer shall return all Due Diligence Items to Seller, the Refundable Deposit shall be paid to Buyer, the Nonrefundable Deposit shall be retained by Seller and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder, except as otherwise expressly provided herein or (b) to proceed with Close of Escrow, in which event Seller shall provide to Buyer at Close of Escrow a Seller's estoppel certificate with respect to, as applicable, sufficient leases at the Property to satisfy the Estoppel Threshold or the particular lease for which Buyer disapproved of the estoppel certificate submitted by the tenant thereunder because of a material, adverse matter disclosed therein. Notwithstanding anything contained in this Agreement to the contrary, the period of survival of Seller's liability under any such Seller's estoppel certificate shall be six (6) months from the Closing Date. Furthermore, if Seller shall provide a Seller's estoppel certificate with respect to any lease and subsequently delivers to Buyer an estoppel from the tenant thereunder that does not disclose any material adverse matters, then the Seller's estoppel certificate with respect to said lease shall automatically become null and void ab initio, and Seller shall have no further liability whatsoever to Buyer with respect thereto.

5.    Inspections.

      Buyer, at its sole expense, shall have the right to conduct feasibility, environmental, engineering and physical studies or other tests (the "Inspections") of the Property at any

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      time during the Inspection Period (hereinafter defined). Buyer, and its duly authorized agents or representatives, shall be permitted to enter upon the Property at all reasonable times during the Inspection Period in order to conduct engineering studies, soil tests and any other Inspections and/or tests that Buyer may deem necessary or advisable. Buyer must arrange all Inspections of the Property with Seller at least two (2) business days in advance of any Inspections. In the event that the review and/or Inspection conducted pursuant to this paragraph shows any fact, matter or condition to exist with respect to the Property that is unacceptable to Buyer, in Buyer's sole subjective discretion, then Buyer shall be entitled, as its sole and exclusive remedy, to (1) terminate this Agreement, whereupon Buyer shall return all Due Diligence Items to Seller, the Refundable Deposit shall be paid to Buyer, the Nonrefundable Deposit shall be retained by Seller and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder, except as otherwise expressly provided herein, or (2) waive the objection, and close the transaction as otherwise contemplated herein. Buyer agrees to promptly discharge any liens that may be imposed against the Property as a result of the Inspections and to defend, indemnify and hold Seller harmless from all, claims, suits, losses, costs, expenses (including without limitation court costs and attorneys' fees), liabilities, judgments and damages incurred by Seller as a result of any Inspections.

            5.1.  Approval.

               5.1.1. Buyer shall have until 5:00 PM Los Angeles, CA time on July 19, 2005 ("Inspection Period") to approve or disapprove the Inspections. If Buyer shall fail to notify Seller and Escrow Holder of its disapproval of the Inspections in writing within the Inspection Period, the condition of the Property shall be deemed approved. If Buyer shall disapprove in writing the Inspections within the Inspection Period, this Agreement and the Escrow shall thereupon be terminated. Buyer shall not be entitled to purchase the Property, Seller shall not be obligated to sell the Property to Buyer, Buyer shall return all Due Diligence Items to Seller, the Refundable Deposit shall be paid to Buyer, the Nonrefundable Deposit shall be retained by Seller and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder, except as otherwise expressly provided herein.

               5.1.2. Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that, in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with the Inspections, along with copies of all reports, drawings, plans, studies, summaries, surveys, maps and other data prepared by third parties relating to the Property, subject to restrictions on Buyer's ability to make any such materials available to Seller that are imposed in any agreement with a third party consultant preparing any such reports or materials ("Buyer's Reports"). Buyer shall cooperate with

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                        Seller at no expense to Buyer in order to obtain a
                        waiver of any such limitations.

               5.1.3. Notwithstanding any contrary provision of this Agreement, Buyer acknowledges that Seller is not representing or warranting that any of the Due Diligence Items prepared by third parties are accurate or complete, such as the Survey, engineering reports and the like. Seller advises Buyer to independently verify the facts and conclusions set forth therein, provided however, Seller warrants that it has no knowledge of any material errors or misstatements in such information regarding the Property.

6.    Escrow.

            6.1.  Opening.

               Purchase and sale of the Property shall be consummated through an escrow ("Escrow") to be opened with Escrow Holder within two (2) business days after the execution of this Agreement by Seller and Buyer. Escrow shall be deemed to be opened as of the date fully executed copies (or counterparts) of this Agreement are delivered to Escrow Holder by Buyer and Seller ("Opening of Escrow"). This Agreement shall be considered as the Escrow instructions between the parties, with such further instructions as Escrow Holder shall require in order to clarify its duties and responsibilities. If Escrow Holder shall require further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such further instructions shall be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and such further instructions, the terms and conditions of this Agreement shall control.

            6.2.  Close of Escrow.

               6.2.1. Escrow shall close ("Close of Escrow") on or before July 27, 2005 (the "Closing Date").

               6.2.2. Seller and Buyer agree to conduct the Closing of the purchase and sale of the Property hereunder as a "New York-style" closing, with a gap indemnity from Seller for title issues and a release of the funds due to Seller and its lender (if any) prior to the date on which the Grant Deed (as defined in Section 6.4.1, below) is recorded in the Official Records of the County in which the Property is situated.

            6.3. Buyer Required to Deliver. Buyer shall deliver to Escrow the following:

               6.3.1. Within one (1) business day of the Opening of Escrow, the Deposit;

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               6.3.2.   On or before Close of Escrow, the payment required by
                        Paragraph 2.1.2; provided, however that Buyer shall not be required to deposit the amount specified in Paragraph
                        2.1.2 until Buyer has been notified by Escrow Holder that (i) Seller has delivered to Escrow each of the documents and instruments to be delivered by Seller in connection with Buyer's purchase of the Property, (ii) Title Company has committed to issue and deliver the Title Policy to Buyer in compliance with Section 3 hereof, and (iii) the only impediment to Close of Escrow is delivery of such amount by or on behalf of Buyer;

               6.3.3. On or before Close of Escrow, such other documents as Title Company may require from Buyer in order to issue the Title Policy;

               6.3.4. An original assignment and assumption agreement (the "Assignment and Assumption Agreement") duly executed by Seller assigning and conveying to Buyer all of Seller's right, title and interest in and to the Leases, the Contracts, the Permits (to the extent transferable) and the Trade Names.

            6.4.  Seller Required to Deliver.

               On or before Close of Escrow, Seller shall deliver to Escrow the following:

               6.4.1. A duly executed and acknowledged grant deed, conveying fee title to the Property in favor of Buyer, subject only to the Permitted Exceptions (the "Grant Deed");

               6.4.2.   An executed Certificate of Non-Foreign Status;

               6.4.3. A bill of sale of the Personal Property, if any, without warranty, in favor of Buyer and duly executed by Seller;

               6.4.4. Such other documents as Title Company may require from Seller in order to issue the Title Policy;

               6.4.5.   Tenant estoppel certificates;

               6.4.6. Seller shall deliver to Buyer all keys to all buildings and other improvements located on the Property, combinations to any safes thereon, and security devices therein in Seller's possession;

               6.4.7. Seller shall deliver all records and files relating to the management or operation of the Property, including, without limitation, all insurance policies, all security contracts, all tenant files (including correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges,

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                        insurance, property taxes and other charges which are
                        paid by tenants of the Project; and

               6.4.8. A counterpart original of the Assignment and Assumption Agreement.

            6.5.  Buyer's Costs.

               Buyer shall pay the following:

               6.5.1. One-half (1/2) of Escrow Holder's fees, costs and expenses;

               6.5.2. One-half (1/2) of the cost of recording the Grant Deed, including documentary transfer taxes;

               6.5.3. All other costs customarily borne by purchasers of real property in Clark County, Nevada; and

               6.5.4. If Buyer elects to obtain extended coverage title insurance, the amount by which the premium for an extended coverage policy of title insurance in the amount of the Purchase Price exceeds the premium for the Title Policy.

            6.6.  Seller's Costs.

               Seller shall pay the following:

               6.6.1. One-half (1/2) of Escrow Holder's fees, costs and expenses;

               6.6.2. One-half (1/2) of the cost of recording the Grant Deed, including documentary transfer taxes;

               6.6.3. Title Company's premium for the base title insurance coverage provided by the Title Policy; and

               6.6.4. All other costs customarily borne by sellers of real property in Clark County, Nevada.

            6.7.  Prorations.

               6.7.1. Real property taxes, assessments, rents, security deposits, and cam expenses shall be prorated through Escrow between Buyer and Seller as of Close of Escrow. Rents, security deposits and "CAM" expenses shall be approved by Buyer prior to Close of Escrow. Any delinquent rents collected by Buyer shall be paid to Seller. Seller shall have the right to pursue any Tenant for delinquent rent, but shall not cause a Tenant to be delinquent for their current rent or become financially unstable or commence eviction proceedings against any such Tenant. Tax and

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                        assessment prorations shall be based on the latest
                        available tax bill. If, after Close of Escrow, Buyer receives any further or supplemental tax bill relating to any period prior to Close of Escrow, or Seller receives any further or supplemental tax bill relating to any period after Close of Escrow, the recipient shall promptly deliver a copy of such tax bill to the other party, and not later than ten (10) days prior to the delinquency date shown on such tax bill Buyer and Seller shall deliver to the taxing authority their respective shares of such tax bill, prorated as of Close of Escrow.

               6.7.2. All leasing commissions owing and tenant improvements with respect to the Property transactions entered into prior to execution of this Agreement shall be paid by Seller, and Seller shall indemnify and hold Buyer harmless for Lease commission claims brought against the Property arising therefrom. All leasing commissions for new Leases and for Lease renewals executed and expansion options exercised after the date of this Agreement shall be prorated between Buyer and Seller as their respective periods of ownership bear to the primary term of the new Lease.

               6.7.3. Seller agrees to indemnify and hold Buyer harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, including court costs and reasonable attorneys' fees (except those items which under the terms of this Agreement specifically become the obligation of Buyer), brought by third parties and based on events occurring on or before the date of closing and which are in any way related to the Property, and all expenses related thereto, including but not limited to court costs and attorneys' fees.

               6.7.4. Buyer agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits and judgments, of any kind or nature, including court costs and reasonable attorneys' fees, brought by third parties and based on events occurring subsequent to the date of closing and which are in any way related to the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

            6.8.  Rent Concession Credit.

               6.8.1. Credit. The parties (a) acknowledge that Seller has informed Buyer that (i) certain of the leases for portions of the Property include commitments by Seller to provide free rent, undertake tenant improvement work, and incur certain leasing commission costs, and (ii) Seller is in negotiations to renew, expand, and otherwise amend the terms of certain existing leases with the "Subject Tenants" (as defined in Section 6.8.4, below), and that in such lease amendments, Seller (as the "lessor" thereunder) shall agree to grant certain "free rent" concessions, undertake certain tenant improvement work, and incur certain leasing commissions (the

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                        concessions in such existing leases and the amended
                        leases with such Subject Tenants collectively, the "Rent Concessions"), and (b) agree that at the Close of Escrow, Buyer shall accept an assignment of the leases with tenants at the Property, including the amended leases with such Subject Tenants, subject to those Rent Concessions, and (c) further agree that, in consideration of Buyer's agreement set forth in the preceding clause "(b)," Seller shall provide to Buyer at Close of Escrow a credit in the amount described in
                        Section 6.8.2, below (such credit, the "Rent Concession Credit").

               6.8.2.   Amount of Credit. Subject to adjustment pursuant to
                        Section 6.8.3, below, the amount of the Rent Concessions Credit shall be equal to the sum of the following amounts: (a) the actual amount of "free rent" provided to tenants at the Property for periods following the Close of Escrow, plus (b) up to $177,590.00 for commitments to undertake or pay the cost of tenant improvement work, plus (c) up to $113,909.00 for leasing commissions with respect to such Rent Concessions for the Subject Tenants.

               6.8.3. Covenant of Seller. Seller (a) warrants that Seller has not made commitments to any tenants at the Property, and agrees not to make commitments to tenants at the Property, including, in each instance, the Subject Tenants, for tenant improvement work costing in the aggregate more than the amount set forth in Section 6.8.2(b), above, and (b) warrants that Seller has not incurred, and agrees not to make commitments to incur, leasing commissions with respect to the Property costing in the aggregate amount in excess of the amount set forth in Section 6.8.2(c), above. If, prior to the Close of Escrow, it is determined that Seller has breached any of the warranties or covenants set forth in the preceding sentence, then the amount of the Rent Concessions Credit shall be increased by an amount equal to the excess amount committed or incurred (as the case may be) by Seller in breach of such warranties or covenants.

               6.8.4. Subject Tenants. For purposes of this Section 6.8, the term "Subject Tenants" shall mean the following existing tenants at the Property: Safeco Insurance, First American Title, Headway Corporate Staffing, Cassady Law Offices, Citadel Broadcasting, Tuverson & McBride.

            6.9.  Separation of Utilities and EMS Monitoring System.

               6.9.1. Electricity Meter for Common Parcel. Prior to or as promptly as reasonably practicable following the Closing, Seller, at its sole cost and expense, shall install a separate electricity meter that will monitor the delivery of electricity to the common parcel that contains the parking facility that serves both the Real Property and the adjacent parcel of real property that is being retained by Seller and its affiliates (the "Retained Parcel").

              6.9.2. Separation of EMS System. Seller (a) acknowledges that the building situated on the Real Property contains an energy management system (the "EMS System") that controls and monitors both the HVAC system serving such building and the HVAC system serving the building on the Retained Parcel ("Seller's HVAC System"), and (b) agrees that, at the sole cost and expense of Seller and as promptly as practicable following the Close of Escrow, Seller shall (i) modify such EMS System in such manner as is reasonably required to cause that EMS System to monitor and control only the HVAC system serving the building on the Real Property, and (ii) install at a location other than on the Real Property such alternative energy management system and controls as Seller may desire for controlling and monitoring Seller's HVAC System. Seller shall undertake all such work in such manner as does not interfere with the operation of the EMS System or the functionality of the HVAC system serving the building situated on the Real Property.

              6.9.3.    Holdback. To secure Seller's obligations under this
                        Section 6.9, Escrow Holder shall withhold from the funds otherwise payable to Seller at the Close of Escrow an amount equal to one hundred ten percent (110%) of the reasonably estimated cost of the work described in Sections 6.9.1 and 6.9.2, above (such 100% amount, the "Holdback Amount"). Upon Seller's completion of such work in accordance with this Section 6.9, Buyer shall consent to a release of such Holdback Amount from Escrow. The parties acknowledge that Seller has informed Buyer that as of the date of this Agreement, Seller has received an estimate that the cost of the work described in Sections 6.9.1 and 6.9.2 shall be approximately Twenty-four Thousand One Hundred Dollars ($24,100).

           6.10.  Determination of Dates of Performance.

              Promptly after delivery to Buyer of the Title Report, Escrow Holder shall prepare and deliver to Buyer and Seller a schedule which shall state each of the following dates:

              6.10.1.   The date of Opening of Escrow pursuant to Paragraph 6.1;

              6.10.2.   The date of receipt of the Title Report by Buyer;

              6.10.3. The date by which title must be approved by Buyer pursuant to Paragraph 3.2;

              6.10.4. The date by which the Inspections must be approved by Buyer pursuant to Paragraph 5.1.1;

               6.10.5. The date by which the amounts described in Paragraph 2 must be deposited by Buyer, for which determination Escrow Holder shall assume satisfaction of the condition expressed in Paragraph 2 on the last date stated for its satisfaction; and

               6.10.6.  The date of Close of Escrow pursuant to Paragraph 6.2.

               If any events which determine any of the aforesaid dates occur on a date other than the date specified or assumed for its occurrence in this Agreement, Escrow Holder shall promptly redetermine as appropriate each of the dates of performance in the aforesaid schedule and notify Buyer and Seller of the dates of performance, as redetermined.

7.    Representations, Warranties, and Covenants.

            7.1. Representations and Warranties. Seller hereby represents and warrants as of the date hereof to Buyer as follows:

               7.1.1. Each of the entities comprising Seller is a limited liability company duly formed and validly existing under the laws of the State of Nevada. Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Seller is a party. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

               7.1.2. Seller has good and marketable title to the Property, subject to the conditions of title. There are no outstanding rights of first refusal, rights of reverter or optional purchase rights relating to the Property or any interest therein. To Seller's knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Property. Subject to the Leases, Seller has enjoyed the continuous and uninterrupted quiet possession, use and operation of the Property, without material complaint or objection by any person.

               7.1.3.   Seller is not a "foreign person" within the meaning of
                        Section 1445(f) of the Internal Revenue Code of 1986, as amended (the "Code").

            7.2. Covenants of Seller. Seller hereby covenants as follows:

               7.2.1. At all times from the date hereof through the date of closing, Seller shall cause to be in force fire and extended coverage insurance upon the Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Property in at least such amounts as are maintained by Seller on the date hereof;

               7.2.2. From the date of execution of this Agreement through the
                      Closing Date, Seller will not enter into any new lease with respect to the Property, without Buyer's prior written consent, which shall not be unreasonably withheld. Exercise of a renewal option shall not be considered a new lease. Any brokerage commission payable with respect to a new lease shall be prorated between Buyer and Seller in accordance with their respective periods of ownership as it bears to the primary term of the new lease. Further, Seller will not modify any existing Lease covering space in the Property without first obtaining the written consent of Buyer which shall not be unreasonably withheld. Buyer shall have five (5) business days in which to approve or disapprove of any new lease for which it has a right to consent. Failure to respond in writing within said time period shall be deemed to be consent;

               7.2.3. From the date of execution of this Agreement through the date of closing, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions) without promptly discharging the same prior to closing;

               7.2.4. Seller shall not, without Buyer's written approval, (a)
                      amend or waive any right under any service Contract, or
                      (b) enter into any agreement of any type affecting the Property that would survive the Closing Date;

               7.2.5. Seller shall fully and timely comply with all obligations to be performed by it under the Leases, the Contracts, and all permits, licenses, approvals and laws, regulations and orders applicable to the Property.

            7.3. Approval of Property. The consummation of the purchase and sale of the Property pursuant to this Agreement shall be deemed Buyer's acknowledgement that it has had an adequate opportunity to make such legal, factual and other inspections, inquiries and investigations as it deems necessary, desirable or appropriate with respect to the Property. Such inspections, inquiries and investigations of Buyer shall be deemed to include, but shall not be limited to: any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the physical condition of the Property, such state of facts as an accurate survey, environmental report and inspection would show, and present and future zoning ordinances and resolutions. Buyer shall not be entitled to and shall not rely upon Seller or Seller's agents with regard to, and Seller will not make any representation or warranty with respect to: (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Property; (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property; (iv) the development potential of the Property, its habitability, merchantability, or the fitness, suitability, or adequacy of the Property for any particular purpose; (v) the zoning or other legal status of the Property; (vi) the Property or its operations' compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or materials relating in any way to the Property; or (viii) the condition of title to the Property or the nature, status and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, or any other matter affecting the Property except as expressly set forth in this Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE GRANT DEED, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY AND SELLER SPECIFICALLY DISCLAIMS ANY OTHER IMPLIED WARRANTIES OR WARRANTIES ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE. FURTHERMORE, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE INCLUDING, WITHOUT LIMITATION, ASBESTOS, PCB AND RADON. BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER FAMILIAR WITH THIS TYPE OF PROPERTY AND THAT, SUBJECT ONLY TO THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT AND CLOSING DOCUMENTS, BUYER WILL BE ACQUIRING THE PROPERTY "AS IS AND WHERE IS, WITH ALL FAULTS," IN ITS PRESENT STATE AND CONDITION, SUBJECT ONLY TO NORMAL WEAR AND TEAR AND BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS AND CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER SHALL ALSO ACKNOWLEDGE AND AGREE THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING, AND NOT MERGE WITH THE PROVISIONS OF

      ANY CLOSING DOCUMENTS. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT.

8. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

            8.1. Buyer is a limited liability company, duly organized and validly existing under the laws of the State of California. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Buyer is a party. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

9.    Conditions Precedent to Closing.

      The obligations of Buyer pursuant to this Agreement shall, at the option of Buyer, be subject to the following conditions precedent:

            9.1. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Agreement.

            9.2. There shall be no change in the matters reflected in the Title Report, and there shall not exist any encumbrance or title defect affecting the Property not described in the Title Report except for the Permitted Exceptions or matters to be satisfied at closing.

            9.3. Unless Seller receives notice from Buyer at least thirty (30) days prior to closing, effective as of closing, the management agreement affecting the Property shall be terminated by Seller and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

            9.4. Seller shall have operated the Property from and after the date hereof in substantially the same manner as prior thereto.

            9.5. If any such condition is not fully satisfied by closing, Buyer shall so notify Seller and may terminate this Agreement by written notice to Seller, whereupon the Due Diligence Items will be promptly returned to Seller, the Refundable Deposit shall be paid to Buyer, the Nonrefundable Deposit shall be retained by Seller and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder, except as otherwise expressly provided herein.

            9.6. If Buyer notifies Seller of a failure to satisfy the conditions precedent set forth in this paragraph, Seller may, within five (5) days of receipt of such notices agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided Seller so satisfies such condition. If Seller fails to agree to cure or fails to cure such condition by the Closing Date, this Agreement shall be canceled, whereupon the Due Diligence Items will be promptly returned to Seller, the Refundable Deposit shall be returned to Buyer, the Nonrefundable Deposit shall be retained by Seller and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder, except as otherwise expressly provided herein.

            9.7. If Buyer's acquisition of the Property is part of a tax-deferred exchange pursuant to Section 1031 of the Code, it is a condition precedent to the closing of this Escrow that Buyer is able to complete an exchange for all or a portion of its relinquished property pursuant to an exchange agreement between Buyer and its accommodator. Seller agrees to execute such documents or instruments as may be necessary or appropriate to evidence such exchange, provided that Seller's cooperation in such regard shall be at no additional cost, expense, or liability whatsoever to Seller, and that no additional delays in the scheduled Close of Escrow are incurred unless mutually agreed upon by all parties to this Agreement.

10.   Damage or Destruction Prior to Close of Escrow.

      In the event that the Property should be damaged by any casualty prior to the Close of Escrow, then if the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of the parties, is:

            10.1. Less than Two Hundred Fifty Thousand Dollars ($250,000), then
                  (a) the Close of Escrow shall proceed as scheduled, (b) any insurance proceeds shall be distributed to Buyer to the extent not expended by Seller for restoration, and (c) the Purchase Price shall be reduced by the amount of the uninsured portion of such loss (including the amount of any deductible under any insurance policy covering such loss);

or if said cost is:

            10.2. Greater than Two Hundred Fifty Thousand Dollars ($250,000), then Buyer may elect to terminate this Agreement, whereupon the Due Diligence Items will be promptly returned to Seller, the Refundable Deposit shall be returned to Buyer, the Nonrefundable Deposit shall be retained by Seller and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder, except as otherwise expressly provided herein. If Buyer does not elect to exercise such termination right, then the parties shall proceed with the Close of Escrow, in which event (a) any insurance proceeds shall be distributed to Buyer to the extent not expended by Seller for restoration, and (b) the Purchase Price shall be reduced by the amount of the uninsured portion of such loss (including the amount of any deductible under any insurance policy covering such loss).

11.   Eminent Domain.

            11.1. If, before the Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unacceptable to Buyer or unsuitable for Buyer's intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, whereupon the Due Diligence Items will be promptly returned to Seller, the Refundable Deposit shall be returned to Buyer, the Nonrefundable Deposit shall be retained by Seller and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder, except as otherwise expressly provided herein. If, before the Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, at the Close of Escrow, the condemnation award (or, if not therefore received, the right to receive such portion of the award) payable on account of the taking shall be transferred in the same manner as title to the Property is conveyed. Seller shall give notice to Buyer within three (3) business days after Seller's receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property.

12.   Notices.

            12.1. All notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by United States Mail, as a registered or certified item, return receipt requested by telecopy or by Federal Express. Notices delivered by mail shall be deemed given when received. Notices by telecopy or Federal Express shall be deemed received on the business day following transmission. Notices shall be given to the following addresses:

               Seller:                    Theresa Hutton
                                          Triple Net Properties, LLC
                                          1551 N. Tustin Ave. #200
                                          Santa Ana, CA 92705
                                          (714) 667-8252
                                          (714)667-6860 fax

               With Required Copy to:     Joseph J. McQuade, Esq.
                                          Hirschler Fleischer
                                          The Federal Reserve Bank Building,
                                          16th Floor
                                          701 East Byrd Street
                                          Richmond, VA 23219
                                          (804)771-9502
                                          (804)644-0957 fax

               Buyer:                     Pacifica Real Estate Group, LLC
                                          Attention: Robert C. Gibbs
                                          23422 Mill Creek Drive, Suite 110
                                          Laguna Hills, California 92653
                                          Telephone: (949)830-7616
                                          Facsimile: (949)472-9342

               With Required Copy to:     Michael E. Pfau, Esq.
                                          Reicker, Pfau, Pyle & McRoy, LLP
                                          1421 State Street, Suite B
                                          Post Office Box 1470
                                          Santa Barbara, California 93102-1470
                                          Telephone: (805) 966-2440
                                          Facsimile: (805) 966-3320

13.   Remedies.

            13.1. Defaults by Seller. If there is any default by Seller under this Agreement, following notice to Seller and seven (7) days, during which period Seller may cure the default, Buyer may, at its option, (a) declare this Agreement terminated in which case the Deposit shall be returned to Buyer or (b) treat this Agreement as being in full force and effect and bring an action against Seller for specific performance.

            13.2. Defaults by Buyer. If there is any default by Buyer under this
                  Agreement, following notice to Buyer and seven (7) days, during which period Buyer may cure the default (provided that no such notice shall be required of Seller in order for a Buyer default to be deemed to have occurred with respect to any delivery (of documents or funds) required of Buyer at Close of Escrow), then Seller may, as its sole remedy, declare this Agreement terminated, in which case the Deposit shall be paid to Seller as liquidated damages and each party shall thereupon be relieved of all further obligations and liabilities, except any which survive termination hereof. In the event this Agreement is terminated due to the default of Buyer hereunder, Buyer shall deliver to Seller, at no cost to Seller, the Due Diligence Items and all of Buyer's Reports.

            13.3. ARBITRATION OF DISPUTES. EXCEPT FOR ANY ACTION INVOLVING THE
                  EXERCISE OF EQUITABLE POWERS (INCLUDING AN ACTION FOR SPECIFIC PERFORMANCE), ANY CLAIM, CONTROVERSY OR DISPUTE, WHETHER SOUNDING IN CONTRACT, STATUTE, TORT, FRAUD, MISREPRESENTATION OR OTHER LEGAL THEORY, RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, WHENEVER BROUGHT AND WHETHER BETWEEN THE PARTIES TO THIS AGREEMENT OR BETWEEN ONE OF THE PARTIES TO THIS AGREEMENT AND THE EMPLOYEES, AGENTS OR AFFILIATED BUSINESSES OF THE OTHER PARTY, SHALL BE RESOLVED BY ARBITRATION AS PRESCRIBED IN THIS SECTION. THE FEDERAL ARBITRATION ACT, 9 U.S.C. SECTIONS 1-15, NOT STATE LAW, SHALL GOVERN THE ARBITRABILITY OF ALL CLAIMS, AND THE DECISION OF THE ARBITRATOR AS TO ARBITRABILITY SHALL BE FINAL.

            A SINGLE ARBITRATOR WHO IS A RETIRED FEDERAL OR CALIFORNIA JUDGE SHALL CONDUCT THE ARBITRATION UNDER THE THEN CURRENT RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"). THE ARBITRATOR SHALL BE SELECTED BY MUTUAL AGREEMENT ON THE ARBITRATOR WITHIN THIRTY (30) DAYS OF WRITTEN NOTICE BY ONE PARTY TO THE OTHER INVOKING THIS ARBITRATION PROVISION, IN ACCORDANCE WITH AAA PROCEDURES FROM A LIST OF QUALIFIED PEOPLE MAINTAINED BY THE AAA. THE ARBITRATION SHALL BE CONDUCTED IN SANTA ANA, CALIFORNIA AND ALL EXPEDITED PROCEDURES PRESCRIBED BY THE AAA RULES SHALL APPLY.

            THERE SHALL BE NO DISCOVERY OTHER THAN THE EXCHANGE OF INFORMATION WHICH IS PROVIDED TO THE ARBITRATOR BY THE PARTIES. THE ARBITRATOR SHALL HAVE AUTHORITY ONLY TO GRANT SPECIFIC PERFORMANCE AND TO ORDER OTHER EQUITABLE

            RELIEF AND TO AWARD COMPENSATORY DAMAGES, BUT SHALL NOT HAVE THE AUTHORITY TO AWARD PUNITIVE DAMAGES OR OTHER NONCOMPENSATORY DAMAGES OR ANY OTHER FORM OF RELIEF. THE ARBITRATOR SHALL AWARD TO THE PREVAILING PARTY ITS REASONABLE ATTORNEYS' FEES AND COSTS AND OTHER EXPENSES INCURRED IN THE ARBITRATION, EXCEPT THE PARTIES SHALL SHARE EQUALLY THE FEES AND EXPENSES OF THE ARBITRATOR. THE ARBITRATOR'S DECISION AND AWARD SHALL BE FINAL AND BINDING, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

14.   Assignment.

      Buyer may assign its rights under this Agreement to (a) an entity in which Buyer has a significant interest (an "Affiliate"), or (b) an Affiliate and to one or more entities that is purchasing its respective undivided interest in the Property as a tenant in common with an Affiliate of Buyer; provided, however, no such assignment shall relieve Buyer of its obligations hereunder and the assignee must sign an assumption agreement in form reasonably acceptable to Seller.

15.   Interpretation and Applicable Law.

      This Agreement shall be construed and interpreted in accordance with the laws of the state in which the Property is located (the "State"). Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

16.   Amendment.

      This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

17.   Attorney's Fees.

      In the event it becomes necessary for either party to file a suit or arbitration to construe or enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit or arbitration.

18.   Entire Agreement; Survival.

      This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto nor affect or be effective to interpret, change, or restrict the provisions of this Agreement. The obligations of the parties hereunder and all other provisions of this Agreement shall survive the closing or earlier termination of this Agreement, except as expressly limited herein.

19.   Multiple Originals only; Counterparts.

      Numerous agreements may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties.

20.   Acceptance.

      Time is of the essence of this Agreement. The date of execution of this Agreement by Seller shall be the date of execution of this Agreement. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the laws of the State of California if it is not the State, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the State of California if it is not the State.

21.   Real Estate Commission.

      Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker's, finder's or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with a) Grubb & Ellis and b) Triple Net Properties Realty, Inc., as its broker and will pay any commission due to each such broker. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this paragraph.

22.   Exchange.

      Each entity comprising Seller reserves the right to structure the sale of the Property as a like kind exchange pursuant to Section 1031 of the Code. In such event Seller shall have the right to assign its interest in this Agreement to a qualified exchange intermediary of its choosing to effect such exchange. Buyer shall sign a customary assignment and/or notice of assignment, however, such assignment shall be at no cost or expense to Buyer and shall not otherwise affect the terms of this Agreement.

23.   Confidentiality.

      Buyer agrees that, prior to the closing, all Property information received by Buyer shall be kept confidential as provided in this paragraph. Without the prior written consent of Seller, prior to the closing, the Property information shall not be disclosed by Buyer or its representatives, in any manner whatsoever, in whole or in part, except (1) to Buyer's representatives who need to know the Property information for the purpose of evaluating the Property and who are informed by the Buyer of the confidential nature of the Property information; (2) as may be necessary for Buyer or Buyer's representatives to comply with applicable laws, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements; to comply with other requirements and requests of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Buyer or Buyer's representatives; to comply with regulatory or judicial processes; or to satisfy reporting procedures and inquiries of credit rating agencies in accordance with customary practices of Buyer or its affiliates; and (3) to prospective tenants of the Property; and (4) to prospective investors and permitted assignees of Buyer's rights hereunder (as permitted pursuant to Section 14 hereof). Buyer hereby agrees to indemnify, defend, and hold Seller free and harmless from and against any and all liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller directly arising out of or resulting from (a) the breach of the terms of this paragraph or (b) the offering, underwriting or promotion by Buyer (or its Affiliates) of any syndication of or investment in the Property or the solicitation of investors or potential tenant-in-common owners of the Property.

24.   Approval.

      Seller's obligation to sell the Property is subject to the condition precedent that approval of the sale is obtained from all entities comprising Seller no later than fifteen (15) business days after full execution of this Agreement.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                               SIGNATURE PAGE FOR

                           City Center West Building A
                           7201 West Lake Mead Blvd.,
                                Las Vegas, Nevada

EXECUTED on this the 15 day of July, 2005.

SELLER:

TREIT - City Center West A, LLC, a Nevada limited liability company

By: Triple Net Properties, LLC, a Virginia limited
    liability company, Manager

    By: /s/ Anthony W. Thompson
        ----------------------------------
    Name:  Anthony W. Thompson
    Title: Chief Executive Officer

NNN City Center West A1, LLC, a Nevada
limited liability company

By: Triple Net Properties, LLC,
    a Virginia limited liability company, Manager

    By: /s/ Anthony W. Thompson
        -------------------------------
    Name:  Anthony W. Thompson
    Title: Chief Executive Officer

NNN City Center West A3, LLC, a
Nevada limited liability company

By: Triple Net Properties, LLC,
    A Virginia limited liability company, Manager

    By: /s/ Anthony W. Thompson
        ----------------------------------
    Name:  Anthony W. Thompson
    Title: Chief Executive Officer

NNN City Center West A4, LLC, a
Nevada limited liability company

By: Triple Net Properties, LLC, a
    Virginia limited liability company, Manager

    By: /s/ Anthony W. Thompson
        --------------------------------
    Name:  Anthony W. Thompson
    Title: Chief Executive Officer

EXECUTED on this the 13 day of July, 2005.

BUYER:

PACIFICA REAL ESTATE GROUP, LLC,
a California limited liability company

By: /s/ Robert C. Gibbs
    ----------------------------------------------
    Robert C. Gibbs, Senior Vice President